EXHIBIT 99.1





CAMARILLO, Calif., May 21, 2001
PRESS RELEASE

     BIOSOURCE INTERNATIONAL, INC. ANNOUNCES RESIGNATION OF CEO AND COO AND
           APPOINTMENT OF JEAN-PIERRE L. CONTE AS INTERIM CHAIRMAN AND
                        JAMES CHAMBERLAIN AS INTERIM CEO

         BioSource International, Inc. (Nasdaq: BIOI), announced today the resignation of its CEO, Russell D. Hays, and its COO, George Uveges, both for personal reasons. The Company also announced the appointment of Jean-Pierre L. Conte, currently a member of the Board of BioSource, as Interim Chairman of the Board of Directors and James Chamberlain as Interim Chief Executive Officer. Mr. Conte is currently a Managing Director at Genstar Capital LP, a leading life science focused private-equity investment firm which is the Company's largest single shareholder. Mr. Chamberlain is the founder of the Company and served as CEO of the Company for 11 years before retiring last summer. In addition, the Company announced a search committee of the Board of Directors has been formed to find a permanent CEO for the Company.

         "We would like to thank both Mr. Hays and Mr. Uveges for their hard work and dedication to the Company," stated Mr. Conte. "During their tenure the Company has continued to grow and they have been instrumental in initiating the refinement and execution of the Company's strategic plan, as exemplified by the recent acceleration in the Company's technology in-licensing activity.

         "We are excited about the prospects of continuing this growth and happy that Jim Chamberlain is able and has agreed to guide BioSource during this period of transition. Jim brings a wealth of knowledge and experience about the Company, its customers and employees that will be critical to sustaining the Company's momentum and laying the groundwork for growth in the future.

         "As a representative of BioSource's largest shareholder, I continue to be very optimistic about the Company's long-term prospects. The life sciences industry is experiencing a period of sustained and dramatic growth, and I believe BioSource is well-positioned to continue to participate in this growth over the long-term. For these reasons we are confident that we will be able to attract an outstanding CEO in a very reasonable time frame."


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         "I am delighted about rejoining the Company on an interim basis and working with the many terrific people there," stated Mr. Chamberlain. "It will be my job to maintain the Company on its current upward trajectory both in terms of revenue growth and strategic development during the transition process, and then to ensure a smooth hand-off to the new CEO. I look forward to working with the Board, the management and all of the employees as we continue to build BioSource into a leading global life science company."

         BioSource International, Inc. is a broad based life sciences company focused on providing integrated solutions in the areas of functional genomics, proteomics, and drug discovery through the development, manufacturing, marketing and distribution of unique biologically active reagent systems which facilitate, enable and accelerate pharmaceutical development and biomedical research.

         This press release contains statements about expected future events that are forward-looking and subject to risks and uncertainties. For these statements, we claim the safe harbor for "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Factors that could cause actual results to differ and vary materially from expectations include, but are not limited to, our ability to expand our product offerings and any transition to new products, product quality and availability, any change in business conditions, changes in our sales strategy and product development plans, competitive pricing pressures, continued market acceptance of our products, name recognition of our products, delays in the development of new technology, intellectual property and proprietary rights may not be valid or infringe the rights of others, changes in customer buying patterns issues, one-time events and other important factors disclosed previously and from time to time our filings with the Securities and Exchange Commission. These cautionary statements by us should not be construed as exhaustive or as any admission regarding the adequacy of disclosures made by us. We cannot always predict or determine after the fact what factors would cause actual results to differ materially from those indicated by the forward- looking statements or other statements. In addition, readers are urged to consider statements that include the terms "believes," "belief," "expects," "plans," "objectives," "anticipates," "intends," "targets," "projections", or the like to be uncertain and forward-looking. All cautionary statements should be read as being applicable to all forward-looking statements wherever they appear. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.